UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022 (June 13, 2022)

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On June 15, 2022, in connection with the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (as amended by the First Amendment, dated as of August 17, 2021, as amended by the Second Amendment, dated as of October 29, 2021 and as amended by the Third Amendment, dated as of February 15, 2022, the “Amended and Restated Loan and Security Agreement”), among Goldman Sachs Private Middle Market Credit II SPV II LLC (“SPV”), a wholly owned subsidiary of Goldman Sachs Private Middle Market Credit II LLC (the “Company”), the Company, JPMorgan Chase Bank, National Association, as administrative agent and lender, and U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary, SPV exercised its right pursuant to the Amended and Restated Loan and Security Agreement to request an increase of the Financing Commitments (as defined in the Amended and Restated Loan and Security Agreement) and JPMorgan Chase Bank, National Association agreed to provide the requested increase equal to $200 million, with total Financing Commitments under the Amended and Restated Loan and Security Agreement increasing to $1,650 million. The increase became effective on June 15, 2022. Pursuant to the Amended and Restated Loan and Security Agreement, the aggregate Financing Commitments thereunder may be further increased up to $2,000 million.

The foregoing description is only a summary of the material provisions of the third commitment increase request (“Third Commitment Increase Request”) and is qualified in its entirety by reference to a copy of the Third Commitment Increase Request, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities.

On June 13, 2022, the Company delivered a capital drawdown notice to investors relating to the sale of approximately 1,069,801 Common Units of the Company’s limited liability company interests (the “Common Units”) for an aggregate offering price of approximately $103.3 million. The sale is expected to close on or around June 21, 2022.

The sale of Common Units is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase Common Units up to the amount of their respective capital commitments on an as-needed basis with a minimum of five business days’ prior notice to investors.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D and Regulation S thereunder. Each purchaser of Common Units was required to represent that it is (i) either an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act or, in the case of the Common Units sold outside the United States, not a “U.S. person” in accordance with Regulation S under the Securities Act and (ii) was acquiring the Common Units for investment and not with a view to resell or distribute. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Forward-Looking Statements

This report may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business, future operating results, access to capital and liquidity of the Company and its portfolio companies. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. Any forward-looking statement made by us in this report speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Third Commitment Increase Request, dated as of June 15, 2022, by and among Goldman Sachs Private Middle Market Credit II SPV II LLC, as borrower, Goldman Sachs Private Middle Market Credit II LLC, as its designated Manager, JPMorgan Chase Bank, National Association as lender, and JPMorgan Chase Bank, National Association as administrative agent for the lenders thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit II LLC
(Registrant)

Date: June 15, 2022	By:	/s/ Alex Chi
		Name:	Alex Chi
		Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
		Name:	David Miller
		Title:	Co-Chief Executive Officer and Co-President